UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  February 28, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27027 Tourney Road, Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

(661) 799-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On February 28, 2005, the Specialty Laboratories, Inc. (the “Company”) entered into a twelve (12) month consulting agreement, beginning March 1, 2005, with David R. Schreiber, a member of the Company’s Board of Directors, whereby Mr. Schreiber will provide consulting services, including evaluating and implementing sales performance enhancement initiatives, identifying merger and acquisition opportunities, assessing and reducing Company expenditures and/or other services as are reasonably requested by the Board of Directors.  The Company shall pay Mr. Schreiber $27,083 per month for his consulting services, with the exception of the months of March and April 2005, for which he shall be paid $15,000 for each month.  Mr. Schreiber shall also be eligible for a cash bonus of up to fifty percent (50%) of the total compensation that he shall receive during the term of the agreement based on the Board of Director’s assessment of Mr. Schreiber’s achievement of certain performance objectives to be mutually established by the Board and Mr. Schreiber.

Under the consulting agreement, Mr. Schreiber is being granted an option to acquire 104,000 shares of common stock of the Company, which shall vest in three installments: 25% on March 1, 2005; 25% on August 30, 2005; and 50% on November 30, 2005.  The exercise price of the stock option grant shall be equal to the fair market value of the underlying shares at the close of trading on March 1, 2005, and shall remain exercisable throughout the term of the agreement, and continuing for a period of one (1) year following the last date on which Mr. Schreiber ceases to be either a consultant, director or employee of the Company.  In the event the agreement is terminated by Mr. Schreiber for any reason, or is terminated by the Company for cause, the option grant shall stop vesting as of the date of such termination, whether or not Mr. Schreiber continues to serve as a director of the Company, and shall remain exercisable for a period ninety (90) days from the date of such termination.

The consulting agreement with Mr. Schreiber can be terminated by either party at any time; however, in the event the Company terminates the agreement with Mr. Schreiber other than for cause, Mr. Schreiber shall receive the remainder of the consulting service fees owed to him under the agreement on a pro rata basis, and the stock options granted to him shall continue to vest.  In the event of a change of control or corporate transaction involving the Company during the term of the agreement, Mr. Schreiber shall receive a payment equivalent to six (6) months of consulting service fees, and the accelerated vesting of any unvested stock options granted to him in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2005

SPECIALTY LABORATORIES, INC.

	By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
Vice-President & General Counsel